
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the 1980-1 financial statement for the quarter ended June 30, 1995 and is qualified in its entirety by reference to such financial statements. This is the first time we have electrically filed this fund with edgar.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               JUN-30-1995
<CASH>                                         108,281
<SECURITIES>                                         0
<RECEIVABLES>                                    3,803
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               158,041
<PP&E>                                       4,761,452<F1>
<DEPRECIATION>                             (2,483,631)<F2>
<TOTAL-ASSETS>                               2,547,946
<CURRENT-LIABILITIES>                          838,460
<BONDS>                                      3,495,528<F3>
<COMMON>                                   (1,786,042)<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                 2,547,946
<SALES>                                        510,700<F5>
<TOTAL-REVENUES>                               510,700
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               375,732<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             185,992
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (51,024)
<EPS-PRIMARY>                                        0<F7>
<EPS-DILUTED>                                        0<F7>

<F1>Includes Multi-family complex of $4,614,827 and deferred expenses of $146,625.
<F2>Includes depreciation of $2,452,560 and amortization of deferred expenses of
$31,071.
<F3>Represents mortgage notes payable of $2,238,143 and notes to an affiliated party of $1,257,385.
<F4>Deficit of general partners (1,145,390) and limited partners of (640,652).
<F5>Includes all revenue of the Partnership.
<F6>Includes operating expenses of $227,502, real estate tax expense of $58,713, and depreication & amortization of $89,517.
<F7>Net loss allocated $(510) to the General Partners and $(50,514) to the limited partners average net loss is $(11.48) per unit for 4,000 units outstanding.

